EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147219) of TranS1 Inc. of our report dated March 13, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 13, 2009

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